Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer Alliance Data Systems Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon
Tel: 972-348-4310

ALLIANCE DATA SYSTEMS ANNOUNCES
RECORD SECOND QUARTER RESULTS
* Strong Organic Growth Drives Record Performance
* Company Raises Guidance for 2005

Dallas, TX, July 20, 2005 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced results for its second quarter ended June 30, 2005.

Total second quarter revenue increased 24 percent to $370.6 million compared to $299.7 million for the second quarter of 2004. Net income increased 23 percent to $34.4 million for the second quarter of 2005, or $0.40 per diluted share, compared to $28.0 million, or $0.33 per diluted share, for the second quarter of 2004.

Adjusted EBITDA for the second quarter of 2005 increased 22 percent to $83.2 million compared to $68.2 million for the second quarter of 2004. Cash earnings increased 35 percent to $42.2 million compared to $31.2 million for the second quarter of 2004. Cash earnings per diluted share increased 32 percent to $0.49 per diluted share compared to $0.37 per diluted share for the second quarter of 2004. (See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share.)

“We are very pleased to report strong organic revenue growth for the second quarter,” commented Mike Parks, chairman and chief executive officer. “The quarter’s record revenue was led by overperformance in Marketing Services as our AIR MILES® Reward Program continued the successful roll out of two major national programs for RONA, a leading retailer in the home improvement market and the BMO Bank of Montreal\WestJet Airlines tri-branded MasterCard. In addition, our Epsilon business unit delivered excellent results during the quarter, as highlighted by significant announcements with Pfizer, Hilton Hotels and Bank of America. In our utility services group, we were pleased to announce the

Alliance Data Systems Corp. July 20, 2005	Page 2

expansion of our relationship with Cobb Energy, one of the largest co-op electric utilities in the United States. In addition, our private label business showed continued momentum during the quarter with significant new client wins including Blair Corp., which is ranked among the nation’s top 10 apparel catalog retailers, and Crescent Jewelers. We were also pleased to sign contract renewals with leading specialty retailers The Dress Barn, Inc. and Maurices Incorporated. Alliance continues to benefit from significant client wins over the past two years, as well as renewals on all major clients, contract expansions and core growth across our business lines. As a result of our strong performance in the first half of the year, we are pleased to raise our guidance for the full year 2005.”

Segment Review

Transaction Services revenue decreased one percent in the second quarter to $168.6 million compared to the prior year. This segment consists of Alliance’s utility services and traditional merchant services as well as transaction-related components of private label. Revenue was adversely impacted by a grow-over issue related to a utility services client that declared bankruptcy and ceased operations in the fourth quarter of 2004 as well as certain pruning of non-core, low margin accounts in the Company’s merchant services business. Adjusted EBITDA for the second quarter decreased 20 percent to $22.2 million. Results reflect the items mentioned above plus incremental expenses associated with the Company’s streamlining effort in utility services, which was completed during the second quarter.

Credit Services revenue increased eight percent in the second quarter to $130.8 million compared to the prior year. Adjusted EBITDA for the second quarter increased 30 percent to $34.6 million compared to the prior year. The growth was driven by an acceleration in credit sales growth, improving credit quality and stable funding costs. In addition, delinquencies, which are a predictor of future write-offs, were once again favorable during the quarter. Regarding funding costs, Alliance has successfully locked in long-term fixed rates on its credit card portfolio with maturities extending for several years.

Marketing Services revenue increased 73 percent in the second quarter to $145.7 million compared to the prior year. Adjusted EBITDA for the second quarter increased 90 percent to $26.4 million compared to the prior year. The segment’s overperformance was driven by both strong results from Epsilon, as well as the AIR MILES Reward Program, which grew over 20 percent. Specifically, the overperformance in the AIR MILES Reward Program’s revenue and adjusted EBITDA was driven by the continued strong rollout of major national programs combined with overall firm pricing. In the second quarter, AIR MILES reward miles issued increased 18 percent and AIR MILES reward miles redeemed increased 16 percent.

Outlook

Based on Alliance’s strong performance for the first half of 2005, the Company is comfortable raising its guidance for 2005. Specifically, the Company is increasing its 2005 cash earnings per share estimate to $1.92-$1.95, versus the $1.87-$1.90 stated previously. The new guidance represents 25 percent to 27 percent cash earnings per share growth versus 2004.

Alliance Data Systems Corp. July 20, 2005	Page 3

During the third quarter, the Company expects cash earnings per share of a minimum of $0.45, or at least 25 percent growth over the third quarter of 2004.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Conference Call

Alliance Data Systems will host a conference call on July 20, 2005 at 5 p.m. (Eastern) to discuss the Company’s second quarter results. The conference call will be available via the Internet at www.alliancedatasystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems is a leading provider of transaction services, credit services and marketing services. The Company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages approximately 105 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 7,500 associates at more than 35 locations in the United States and Canada. For more information about the Company, visit its website, www.alliancedatasystems.com.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,”

Alliance Data Systems Corp. July 20, 2005	Page 4

“estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Alliance Data Systems Corp. July 20, 2005	Page 5

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30
	2005	2004	Change	2005	2004	Change
Revenues	$370.6	$299.7	24%	$746.4	$611.7	22%

Net income	$34.4	$28.0	23%	$71.6	$60.4	19%

Net income per share — diluted	$0.40	$0.33	21%	$0.84	$0.72	17%

Adjusted EBITDA	$83.2	$68.2	22%	$172.1	$146.7	17%

Operating EBITDA	$95.9	$76.7	25%	$188.9	$153.8	23%

Cash earnings	$42.2	$31.2	35%	$86.7	$66.7	30%

Cash earnings per share — diluted	$0.49	$0.37	32%	$1.01	$0.80	26%

	As of	As of
	June 30,	December 31,
	2005	2004
Cash and cash equivalents	$100.4	$84.4
Seller’s interest and credit card receivables	218.1	248.1
Redemption settlement assets	239.1	243.5
Intangible assets, net	220.0	233.8
Goodwill	717.5	709.1
Total assets	2,188.0	2,239.1

Deferred revenue	554.2	547.1
Certificates of deposit	2.3	94.7
Core debt	281.7	342.8
Total liabilities	1,228.7	1,368.6
Stockholders’ equity	959.3	870.5

Alliance Data Systems Corp. July 20, 2005	Page 6

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2005	2004	Change	2005	2004	Change
Segment Revenue:
Transaction Services	$168.6	$170.6	(1%)	$336.3	$342.1	(2%)
Credit Services	130.8	121.2	8%	282.2	263.2	7%
Marketing Services	145.7	84.2	73%	283.1	164.5	72%
Intersegment	(74.5)	(76.3)	(2%)	(155.2)	(158.1)	(2%)

	$370.6	$299.7	24%	$746.4	$611.7	22%

Segment adjusted EBITDA:
Transaction Services	$22.2	$27.6	(20%)	$42.3	$51.5	(18%)
Credit Services	34.6	26.7	30%	82.1	66.4	24%
Marketing Services	26.4	13.9	90%	47.7	28.8	66%

	$83.2	$68.2	22%	$172.1	$146.7	17%

Key Performance Indicators:
Statements generated	47.2	47.5	(1%)	94.3	95.5	(1%)
Average core portfolio	$3,006.2	$2,919.3	3%	$3,044.3	$2,915.8	4%
Private label credit sales	$1,637.6	$1,548.4	6%	$2,976.8	$2,859.3	4%
AIR MILES Reward Miles issued	816.2	690.2	18%	1,526.9	1,310.9	16%
AIR MILES Reward Miles redeemed	514.0	441.7	16%	973.7	848.9	15%

Alliance Data Systems Corp. July 20, 2005	Page 7

ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Total revenue	$370.6	$299.7	$746.4	$611.7

Total operating expenses	313.3	253.5	626.8	510.3

Operating income	57.3	46.2	119.6	101.4

Financing costs (1)	2.3	1.2	5.1	4.5
Income before income taxes	55.0	45.0	114.5	96.9
Income tax expense	20.6	17.0	42.9	36.5

Net income	$34.4	$28.0	$71.6	$60.4

Net income per share – basic	$0.42	$0.35	$0.87	$0.75

Net income per share – diluted	$0.40	$0.33	$0.84	$0.72

Weighted average shares outstanding – basic	82.7	80.7	82.5	80.5

Weighted average shares outstanding – diluted (2)	85.6	84.3	85.7	83.6

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended June 30, 2005 and 2004, respectively, and zero and $4.7 million for the six months ended June 30, 2005 and 2004, respectively.

(2)	During the second quarter of 2005, the Company announced a stock repurchase program to acquire up to $80 million of its outstanding common stock through June 2006 and has purchased $17.1 million during the quarter at an average price of $37.45, which did not have a meaningful impact to weighted average shares calculation.

Alliance Data Systems Corp. July 20, 2005	Page 8

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$34.4	$28.0	$71.6	$60.4
Income tax expense	20.6	17.0	42.9	36.5
Financing costs (1)	2.3	1.2	5.1	4.5
Stock compensation expense (3)	1.9	—	3.3	—
Depreciation and other amortization	13.9	15.3	29.3	31.8
Amortization of purchased intangibles	10.1	6.7	19.9	13.5

Adjusted EBITDA	83.2	68.2	172.1	146.7
Plus change in deferred revenue	4.4	(1.0)	7.1	(1.8)
Less change in redemption settlement assets	(4.7)	7.2	(4.4)	1.3
Foreign currency impact	3.6	2.3	5.3	7.6

Operating EBITDA	$95.9	$76.7	$188.9	$153.8

Cash Earnings:
Net income (GAAP measure)	$34.4	$28.0	$71.6	$60.4
Add back non-cash non-operating items:
Amortization of purchased intangibles	10.1	6.7	19.9	13.5
Stock compensation expense (3)	1.9	—	3.3	—
Mark to market swap adjustment (4)	—	(2.4)	—	(4.7)
Income tax effect (5)	(4.2)	(1.1)	(8.1)	(2.5)

Cash earnings	$42.2	$31.2	$86.7	$66.7

Weighted average shares outstanding — diluted (2)	85.6	84.3	85.7	83.6

Cash earnings per share — diluted	$0.49	$0.37	$1.01	$0.80

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended June 30, 2005 and 2004, respectively, and zero and $4.7 million for the six months ended June 30, 2005 and 2004, respectively.

(2)	During the second quarter of 2005, the Company announced a stock repurchase program to acquire up to $80 million of its outstanding common stock through June 2006 and has purchased $17.1 million during the quarter at an average price of $37.45, which did not have a meaningful impact to weighted average shares calculation.

(3)	In the first two quarters of 2005, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers.

(4)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(5)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp. July 20, 2005	Page 9

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended June 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (3)	EBITDA (6)
Transaction Services	$8.0	$13.6	$0.6	$22.2
Credit Services	32.1	1.9	0.6	34.6
Marketing Services	17.2	8.5	0.7	26.4

	$57.3	$24.0	$1.9	$83.2

	Three months ended June 30, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense(3)	EBITDA(6)
Transaction Services	$12.2	$15.4	$—	$27.6
Credit Services	24.7	2.0	—	26.7
Marketing Services	9.3	4.6	—	13.9

	$46.2	$22.0	$—	$68.2

	Six months ended June 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (3)	EBITDA (6)
Transaction Services	$12.9	$28.3	$1.1	$42.3
Credit Services	77.1	3.9	1.1	82.1
Marketing Services	29.6	17.0	1.1	47.7

	$119.6	$49.2	$3.3	$172.1

	Six months ended June 30, 2004
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (3)	EBITDA(6)
Transaction Services	$19.4	$32.1	$—	$51.5
Credit Services	62.4	4.0	—	66.4
Marketing Services	19.6	9.2	—	28.8

	$101.4	$45.3	$—	$146.7

(3)	In the first two quarters of 2005, the Company recorded stock compensation expense primarily related to the amortization of time based restricted stock for certain officers.

(6)	Represents segment adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.

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